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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF THE COMPANY(1,2)

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                                                                                  JURISDICTION OF
                                                                                 INCORPORATION OR
          NAME OF SUBSIDIARY                                                       ORGANIZATION
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
Affiliated Publications, Inc..................................................  Massachusetts
  Globe Newspaper Company.....................................................  Massachusetts
    Boston Globe Electronic Publishing, Inc...................................  Massachusetts
    Boston Globe Investments, Inc.............................................  Massachusetts
      Zakrzewska Ltd. Partnership (99%).......................................  Massachusetts
    Community Newsdealers Inc.................................................  Massachusetts
    Globe Specialty Products, Inc.............................................  Massachusetts
    Retail Sales, Inc.........................................................  Massachusetts
City & Suburban Delivery Systems, Inc.........................................  Delaware
Comet-Press Newspapers, Inc...................................................  Delaware
Crossroads Holding Corporation................................................  New Jersey
Donohue Malbaie Inc. (49%)....................................................  Canada
Fernandina Beach News-Leader, Inc.............................................  Florida
Gainesville Sun Publishing Company............................................  Florida
Hendersonville Newspaper Corporation..........................................  North Carolina
International Herald Tribune S.A.S. (50%).....................................  France
Lake City Reporter, Inc.......................................................  Florida
Lakeland Ledger Publishing Corporation........................................  Florida
London Bureau Limited.........................................................  United Kingdom
Northern SC Paper Corporation (80%)...........................................  Delaware
  Madison Paper Industries (partnership)......................................  Maine
NYT 1896T, Inc................................................................  Delaware
NYT Broadcast Holdings, Inc...................................................  Delaware
  Popcorn Channel, L.P. (10%).................................................  Delaware
NYTRNG, Inc...................................................................  Delaware
NYT Shared Service Center, Inc................................................  Delaware
Ocala Star-Banner Corporation.................................................  Florida
Rome Bureau S.r.l.............................................................  Italy
Sarasota Herald-Tribune Co....................................................  Florida
Sebring News-Sun, Inc.........................................................  Florida
The Dispatch Publishing Company, Inc..........................................  North Carolina
The Houma Courier Newspaper Corporation.......................................  Delaware
The New York Times Broadcasting Service, Inc..................................  Tennessee
  Interstate Broadcasting Company, Inc........................................  New York
  The Times Southwest Broadcasting, Inc.......................................  Arkansas
The New York Times Company Magazine Group, Inc................................  Delaware
  Cruising World Publications, Inc............................................  Delaware
  Golf Digest Information Systems, Inc........................................  Delaware
  NYT Special Services, Inc...................................................  Delaware
The New York Times Distribution Corporation...................................  Delaware
The New York Times Electronic Media Company...................................  Delaware
The New York Times Sales, Inc.................................................  Delaware
The New York Times Syndication Sales Corporation..............................  Delaware
The Palatka Daily News, Inc...................................................  Florida
Times Leasing, Inc............................................................  Delaware
Times On-Line Services, Inc...................................................  New Jersey
TSP Newspapers, Inc...........................................................  Delaware
  Times Daily, Inc............................................................  Alabama
Wilmington Star-News, Inc.....................................................  New York
WNEP-TV, Inc..................................................................  Pennsylvania
WTKR-TV, Inc..................................................................  Delaware
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(1)  100% owned unless otherwise indicated.

(2) The names of certain subsidiaries have been omitted because, considered in the aggregate, as a single subsidiary, they would not constitute a significant subsidiary.